Exhibit (8)(i)

AMENDMENT TO FUND PARTICIPATION AGREEMENT

THIS AMENDMENT TO FUND PARTICIPATION AGREEMENT is made as of this 31st day of October, 2011, by and among PIMCO Variable Insurance Trust (“PVIT”), Pacific Investment Management Company LLC (“PIMCO”), PIMCO Investments LLC (“PI”) and First Great-West Life & Annuity Insurance Company (“First Great-West”) (collectively, the “Parties”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement (defined below).

RECITALS

WHEREAS, PVIT, PIMCO, First Great-West, Allianz Global Investors Distributors LLC, f/k/a PIMCO Funds Distributors LLC (“AGID”) and Charles Schwab & Co., Inc. (“Schwab”) entered into a Fund Participation Agreement dated June 2nd, 2003, as amended, (the “Agreement”); and

WHEREAS, all of AGID’s rights, titles and interests and duties, liabilities and obligations under the Agreement were irrevocably novated and transferred to PI through a Novation of and Amendment to Participation Agreement dated February 1, 2011 by and among AGID, PI, PIMCO, PVIT and Great-West; and

WHEREAS, the Parties acknowledge that the Agreement was amended on February 10, 2006 to remove Schwab from the Agreement and transfer all of Schwab’s rights, titles and interests and duties, liabilities and obligations under the Agreement to Great-West; and

WHEREAS, the Parties desire to add additional First Great-West separate accounts to the Agreement; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

WHEREAS, the Parties to the Agreement desire to add additional portfolio investment options to the Account; and

WHEREAS, the Parties desire and agree to amend the Agreement by deleting in its entirety Schedule B of the Agreement and replacing it with the Schedule B attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

1.

The first paragraph of the Agreement is hereby amended to remove the reference to First Great-West’s “Separate Account Variable Annuity-1 Series Account (the “Account”)” and insert in its place First Great-West’s “separate accounts described in Schedule A (individually and collectively, the “Account”)”; and

2.	Schedule A is hereby deleted in its entirety and replaced with the Schedule A attached hereto; and

3.	Schedule B is hereby deleted in its entirety and replaced with the Schedule B attached hereto; and

4.	The ninth paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

“WHEREAS, the Account Variable Annuity-1 Series Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of FGWL&A on January 15, 1997, under the insurance laws of the State of New York; and the Account Variable Annuity-2 Series Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of FGWL&A on September 23, 1989, under the insurance laws of the State of New York; each to set aside and invest assets attributable to the Contracts; and”; and

5.	All other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 31st day of October, 2011.

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By its authorized officer,

By:	/s/ Susan Gile

Name: Susan Gile
Title: Vice-President, Individual Markets
Date:	11/3/11

PIMCO VARIABLE INSURANCE TRUST
By its authorized officer,

By:	/s/ (illegible)

Name: (illegible)
Title: SVP
Date: 11/15/11

PACIFIC INVESTMENT MANAGEMENT COMPANY LCC
By its authorized officer,

By:	/s/ Jonathan D. Short

Name: Jonathan D. Short
Title: Head of U.S. Global Wealth Management
Date:	11/15/11

PIMCO INVESTMENTS LLC
By its authorized officer,

By:	/s/ Jonathan D. Short

Name: Jonathan D. Short
Title: Chairman
Date: 11/15/11

SCHEDULE A

Separate Accounts and Contracts

Name of Separate Accounts

First Great-West Life & Annuity Insurance Company Accounts:

Variable Annuity-1 Series Account

Variable Annuity-2 Series Account

Contracts:

For Variable Annuity-1 Series Account: J-434NY & J-444NY

For Variable Annuity-2 Series Account: J-555NY

SCHEDULE B

Authorized Funds

Any Portfolios which are available and open to new investors on or after the effective date of this Agreement.